Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
CORPUS CHRISTI DIVISION

IN RE: FORBES	ENERGY SERVICES LTD., et al	§ § §	CASE NO: 17-20023 CHAPTER 11

§ Jointly Administered
	Debtors.	§ §	DAVID R. JONES
ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ PREPACKAGED JOINT PLAN OF REORGANIZATION

The above-captioned debtors (collectively, the “Debtors”) having:

a.
distributed, on or about December 22, 2016, (i) the Debtors’ Prepackaged Joint Plan of Reorganization [Docket No. 9] (as modified, amended, or supplemented from time to time, the “Plan”), (ii) the Disclosure Statement for the Debtors’ Prepackaged Joint Plan of Reorganization [Docket No. 8] (the “Disclosure Statement”),1 and (iii) ballots for voting on the Plan to Holders of Claims entitled to vote on the Plan, namely Holders of Class 4 Senior Unsecured Notes Claims, in accordance with the terms of title 11 of the United States Code, 11 U.S.C. §§ 101-
1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”);

b.    commenced, on January 22, 2017 (the “Petition Date”), these chapter 11 cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

c.    filed,2 on January 22, 2017, the Plan and the Disclosure Statement;

d.
filed, on January 22, 2017, the Emergency Motion of Debtors for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures; (III) Approving the Solicitation Procedures; (IV) Approving the Confirmation Hearing Notice; (V) Directing that a Meeting of Creditors Need Not Be Convened; and (VI) Granting Related Relief [Docket No. 7] (the “Scheduling Motion”);

1 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (as defined herein), as applicable. The rules of interpretation set forth in Article I.A of the Plan apply.
2 Unless otherwise indicated, use of the term “filed” herein refers also to the service of the applicable document filed on the docket in these chapter 11 cases, as applicable.

e.
filed, on January 22, 2017, the Declaration of James Lee of Kurtzman Carson Consultants, LLC Regarding the Mailing, Voting, and Tabulation of Ballots Accepting and Rejecting the Debtors’ Prepackaged Joint Plan of Reorganization [Docket No. 10], which detailed the results of the Plan voting process (the “Voting Declaration”);

f.
filed, on January 22, 2017, the Declaration of L. Melvin Cooper in Support of First Day Motions [Docket No. 2] detailing the facts and circumstances of these chapter 11 cases and which included as exhibits the Restructuring Support Agreement and Backstop Agreement;

g.
filed, on January 27, 2017, the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases; (II) Combined Hearing on the Disclosure Statement, Confirmation of the Prepackaged Joint Plan of Reorganization, and Related Matters; and (III) Objection Deadlines, and Summary of the Debtors’ Prepackaged Joint Plan of Reorganization [Docket No. 81] (the “Confirmation Hearing Notice”), which contained notice of the commencement of these chapter

11 cases, the date and time set for the hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Confirmation Hearing”), and the deadline for filing objections to the Plan and the Disclosure Statement;

h.	filed, on February 2, 2017, the certificates of service of the Confirmation Hearing Notice [Docket Nos. 101 and 102] (the “Initial Confirmation Hearing Notice Affidavit”);

i.
published, on January 31, 2017, in the Wall Street Journal (National Edition), the Houston Chronicle, and the Corpus Christi Caller-Times as evidenced by the Affidavit of Publication [Docket No. 117], the Confirmation Hearing Notice, consistent with the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Establishing a Plan and Disclosure Statement

Objection Deadline and Related Procedures; (III) Approving the Solicitation Procedures; (IV) Approving the Confirmation Hearing Notice; and (V) Directing that a Meeting of Creditors Not Be Convened; and (VI) Granting Related Relief [Docket No. 61] (the “Scheduling Order”);

j.    filed, on February 28, 2017, the Notice of Change in Time and Place of Combined
Disclosure Statement Approval and Plan Confirmation Hearing [Docket No. 156]
(“Notice of Continuance of Confirmation Hearing”), which continued the
Confirmation Hearing to March 27, 2017 and, if necessary, to March 29, 2017;

k.	filed, on March 6, 2017, the certificates of service of the Notice of Continuance of Confirmation Hearing Notice [Docket Nos. 166 and 167] (the “Continued Confirmation Hearing Notice Affidavit”);

l.
filed, on March 6, 2017, the Updated Notice of Change in Time and Place of Combined Disclosure Statement Approval and Plan Confirmation Hearing [Docket No. 168] (“Updated Notice of Continuance of Confirmation Hearing”), which set the Confirmation Hearing for March 29, 2017;

m.    filed, on March 7 and 13, 2017, respectively, the certificates of service of the
Updated Notice of Continuance of Confirmation Hearing [Docket Nos. 171 and
177] (together with the Initial Confirmation Hearing Notice Affidavit, the Affidavit of Publication, and the Continued Confirmation Hearing Notice Affidavit, the “Affidavits”);

n.
filed, on March 22, 2017, the Plan Supplement for the Debtors’ Prepackaged Joint Plan of Reorganization (as modified, amended, or supplemented from time to time, the “Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

o.
filed, on March 22, 2017, the Memorandum of Law of Forbes Energy Services, Ltd., et al., in Support of an Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Prepackaged Joint Plan of Reorganization (the “Confirmation Brief”), along with (i) the Declaration of L. Melvin Cooper in Support of Approval of the Disclosure Statement and Confirmation of the Debtors’ Prepackaged Joint Plan of Reorganization; (ii) the Declaration of Marc Liebman of Alvarez & Marsal North America, LLC in Support of Approval of the Disclosure Statement and Confirmation of the Debtors’ Prepackaged Joint Plan of Reorganization; and (iii) the Declaration of Robert J. White of Jefferies LLC in Support of Approval of the Disclosure Statement and Confirmation of the Debtors’ Prepackaged Joint Plan of Reorganization (together, the “Declarations”);

p.    filed, on March 22, 2017, the Debtors’ Notice of Technical Modifications to

Debtors’ Prepackaged Joint Plan of Reorganization; and

q.	operated their businesses and managed their properties during these chapter 11 cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Court having:

a.    entered, on January 25, 2017, the Scheduling Order;

b.
subsequently set March 29, 2017, at 10:00 a.m. (prevailing Central Time), as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Scheduling Order;

c.
reviewed the Plan, the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, the Scheduling Motion, the Plan Supplement, the Confirmation Brief, the Voting Declaration, the Confirmation Hearing Notice, the Affidavits, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements, and reservations of rights;

d.    held the Confirmation Hearing;

e.
heard the statements and arguments made by counsel with respect to the approval of the remaining relief requested in the Scheduling Motion, including the approval of the Solicitation Procedures and the Confirmation Schedule;

f.	heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, and Confirmation; and

g.
considered all oral representations, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, and Confirmation.

NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement, Restructuring Support Agreement, Backstop Agreement, and Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Restructuring Support Agreement, the Backstop Agreement, Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, and Confirmation and other evidence presented at the Confirmation Hearing having established just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.    Findings and Conclusions.

1.    The findings and conclusions set forth herein and in the record of the
Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.    Jurisdiction, Venue, and Core Proceeding.

2. The Court has jurisdiction over these chapter 11 cases pursuant to section 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Disclosure Statement, Restructuring Support Agreement, Backstop Agreement, and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. Approval of the Disclosure Statement, including associated solicitation procedures, the Restructuring Support Agreement, and the Backstop Agreement, and the Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of title 28 of the United States Code.

C.    Eligibility for Relief.

3.    The Debtors were and are entities eligible for relief under section 109 of the
Bankruptcy Code.

D.    Commencement and Joint Administration of these Chapter 11 Cases.

4. On the Petition Date, each of the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code. In accordance with the Order Directing Joint Administration of Chapter 11 Cases [Docket No. 38], these chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these chapter 11 cases.

E.    Burden of Proof – Confirmation of the Plan.

5. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

F.    Notice.

6. As evidenced by the Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, the Plan, and the Confirmation Hearing, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement, the Plan, the Restructuring Support Agreement, the Backstop Agreement, and all other materials distributed by the Debtors in connection with the Confirmation in compliance with the Bankruptcy Rules, has been provided to: (a) the Office of the United States Trustee for the Southern District of Texas; (b) counsel for the Senior Secured Agent; (c) counsel for the Supporting Noteholders; (d) counsel for the Senior Unsecured Notes Trustee; (e) the United States Attorney’s Office for the Southern District of Texas; (f) the Internal Revenue Service; (g) the Environmental Protection Agency; (h) the office of the attorneys general for the states in which the Debtors operate; (i) the Securities and Exchange Commission; and (j) any party that has requested notice pursuant to Bankruptcy Rule 2002 (the parties identified in clauses (a) through (i), collectively, the “Core Notice Parties”). In addition, the Debtors have provided actual notice of the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, and Plan, along with the applicable deadlines to object to the approval of the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, and confirmation of the Plan, to all Holders of Claims against, and Equity Interests in, the Debtors. Further, the Confirmation Hearing Notice was published in the Wall Street Journal (National Edition), the Houston Chronicle, and the Corpus Christi Caller-Times on January 31, 2017 in compliance with the Scheduling Order and Bankruptcy Rule 2002(1). Such notice was adequate and sufficient under the facts and circumstances of these chapter 11 cases pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002 and 3020, and other applicable law and rules, and no other or further notice is or shall be required.

G.    Disclosure Statement.

7. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

H.    Ballots.

8.    The only class of Claims entitled to vote to accept or reject the Plan is Class 4
Senior Unsecured Notes Claims (the “Voting Class”).

9. As approved by the Scheduling Order, the ballots that the Debtors used to solicit votes to accept or reject the Plan from Holders of Claims in the Voting Class adequately addressed the particular needs of these chapter 11 cases and were appropriate for Holders of Claims in the Voting Class to vote to accept or reject the Plan.

I.    Solicitation.

10. As described in the Voting Declaration, the solicitation of votes on the Plan complied with the solicitation procedures set forth in the Scheduling Motion (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of these chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including any applicable registration requirements and exemptions from the registration requirements under the Securities Act, and any exemptions from registration under “Blue Sky” requirements.

11. Prior to the Petition Date, the Plan, the Disclosure Statement, the Restructuring Support Agreement, the Backstop Agreement, and the ballots (collectively, the “Solicitation Packages”) and, following the Petition Date, the Confirmation Hearing Notice, were transmitted and served, including to all Holders of Claims in the Voting Class, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages and the Confirmation Hearing Notice were timely, adequate, and sufficient under the facts and circumstances of these chapter 11 cases. No further notice is required.

12. As set forth in the Voting Declaration, the Solicitation Packages were distributed to Holders of Claims in the Voting Class that held a Claim as of December 19, 2016 (the date specified in such documents for the purpose of the solicitation). The establishment and notice of the Voting Record Date were reasonable and sufficient.

13. The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for Holders of Claims in the Voting Class to make an informed decision to accept or reject the Plan.

14. Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Class 1 (Other Priority Claims); Class 2 (Other Secured Debt Claims); Class 3 (Senior Secured Debt Claims); Class 5 (General Unsecured Claims); Class 6 (Intercompany Claims); and Class 8 (Equity Interests in Subsidiaries) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. Also, the Debtors were not required to solicit votes from the Holders of Equity Interests in Class 7 (Equity Interests in Parent), which were deemed to reject the Plan (the “Deemed Rejecting Class”).

J.    Voting.

15.    As evidenced by the Voting Declaration and approved by the Scheduling Order, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable nonbankruptcy law, rule, or regulation.

K.    Plan Supplement.

16. On March 22, 2017, the Debtors filed the Plan Supplement with the Court. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents was good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date. The Core Notice Parties and Holders of Claims and Equity Interests were provided due, adequate, and sufficient notice of the Plan Supplement. No other or further notice is or will be required with respect to the Plan Supplement.

L.    Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

17. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(i)    Proper Classification—Sections 1122 and 1123.

18. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Equity Interests into 8 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Equity Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Equity Interests. Each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests within that Class.

(ii)    Specified Unimpaired Classes—Section 1123(a)(2).

19. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Equity Interests, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section
1124 of the Bankruptcy Code:

Class    Designation
1    Other Priority Claims
2    Other Secured Debt Claims
3    Senior Secured Debt Claims
5    General Unsecured Claims
6    Intercompany Claims
8    Equity Interests in Subsidiaries

20.    Additionally, Article II of the Plan specifies that Allowed Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

(iii)    Specified Treatment of Impaired Classes—Section 1123(a)(3).

21. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Equity Interests, as applicable, in the following two Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section
1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class    Designation
4    Senior Unsecured Notes Claims
7    Equity Interests in Parent

(iv)    No Discrimination—Section 1123(a)(4).

22. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest.

(v)    Adequate Means for Plan Implementation—Section 1123(a)(5).

23. The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article V and elsewhere in the Plan, and in the exhibits and attachments to the Plan and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a) the issuance and distribution of the New Common Stock (which the Reorganized Parent shall use its best efforts to have listed on a nationally recognized exchange as soon as practicable following the Effective Date subject to meeting applicable listing requirements); (b) the Reorganized Debtors’ entry into the Exit Facility; (c) the approval of the Backstop Agreement; (d) the approval of the Restructuring Support Agreement; (e) implementation and approval of the Restructuring Transactions; (f) authorization of the Debtors and/or Reorganized Debtors to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions; (g) authorization of the adoption and implementation of the Management Incentive Plan and Management Employment Agreements; (h) authorization of the adoption of and entry into the Plan Documents; (i) authorization of the adoption of and entry into the Regions Letter of Credit Agreement; (j) cancellation of existing securities and agreements, and the surrender of existing securities (except as otherwise provided in the Plan); (k) cancellation of notes, instruments, certificates and other documents, including the Senior Unsecured Notes Indenture and the Senior Secured Loan Agreement, except as otherwise provided in the Plan; (k) settlement of Claims and Equity Interests; (1) vesting of Estate assets in the Reorganized Debtors; (m) the vesting of the Causes of Action in the Reorganized Debtors; and (n) the appointment of the directors of the New Board and the officers and directors of each of the Reorganized Debtors.

(vi)    Voting Power of Equity Securities—Section 1123(a)(6).

24. The Plan provides that the Amended Organizational Documents of Reorganized Parent will include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The remaining Debtors are exempt from the requirements of section 1123(a)(6) of the Bankruptcy Code because they are not corporations.

(vii)    Directors and Officers—Section 1123(a)(7).

25. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article V.K of the Plan, the identities of the directors and officers of each of the Reorganized Debtors are identified in the Section V.K of the Plan and in Exhibit G of the Plan Supplement, which exhibit may be modified and/or supplemented prior to the Effective Date. The selection of the officers and directors of the Reorganized Parent and each of the Reorganized Debtors is consistent with the interests of Holders of Claims and Equity Interests, and public policy.

(viii)    Impairment/Unimpairment of Classes—Section 1123(b)(1).

26.    The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Equity Interests.

(ix)    Assumption and Rejection—Section 1123(b)(2).

27. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article VI of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned, or rejected during these chapter 11 cases under section 365 of the Bankruptcy Code, and the payment of cures, if any, related thereto.

(x)    Compromise, Settlement, Releases, Exculpation, Injunction, and
Preservation of Claims and Causes of Action—Section 1123(b)(3).

28. The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. As provided in Article V of the Plan, and in accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, subordination, and other legal rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Equity Interest, or any distribution to be made on account of such Allowed Claim or Equity Interest. The compromise and settlement of such Claims and Equity Interests embodied in the Plan and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all Holders of Claims and Equity Interests, and are fair, equitable, and reasonable.

29. Articles X and XI of the Plan describe certain releases granted by the Debtors (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Equity Interests. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by the Debtors under the Plan; and (c) given, and made, after due notice and opportunity for hearing. Creditors have voted in favor of the Plan, including the Debtor Releases. The Plan, including the Debtor Releases, was negotiated by sophisticated parties represented by able counsel and financial advisors. The Debtor Releases are therefore the result of an arm’s length negotiation process.

30. Article XII of the Plan describes certain releases granted by Holders of Claims against the Debtors (the “Third-Party Release”). Notably, Holders of Equity Interests are not subject to the Third-Party Release. With respect to the Holders of Claims who do not properly opt-out, the Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Debtors and the Reorganized Debtors. The Confirmation Hearing Notice sent to Holders of Claims and Equity Interests and published in the Wall Street Journal (National Edition), the Houston Chronicle, and the Corpus Christi Caller-Times on January 31, 2017, and the ballots sent to all Holders of Claims entitled to vote on the Plan, in each case, unambiguously and prominently stated that the Plan contains the Third-Party Release. Such release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all Holders of Claims. Also, the Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the claims released by the Third-Party Release; (c) in the best interests of the Debtors and all Holders of Claims; (d) fair, equitable, and reasonable; and (e) given and made after due notice and opportunity for hearing.

31. The Third-Party Release is an integral part of the Plan. Like the Debtor Releases, the Third-Party Release facilitated participation in both the Debtors’ Plan and the chapter 11 process generally. The Third-Party Release is instrumental to the Plan and was critical in incentivizing the parties to support the Plan and preventing potentially significant and time- consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was a core negotiation point in connection with the Restructuring Support Agreement and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders and kept the Debtors intact as a going concern. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan and the Restructuring Transactions. Furthermore, the Third-Party Release is consensual as all parties in interest, including all Releasing Parties, were provided notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan and properly informed that all holders of Claims against the Debtors that did not file an objection with the Court in the chapter 11 cases that expressly objected to the inclusion of such holder as a Releasing Party under the provisions contained in Article XII of the Plan would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all claims and Causes of Action against the Debtors and the Released Parties. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type and/or capital letters in the Plan, the Disclosure Statement, the ballots, and the applicable notices.

32. The exculpation, described in Article XII.B of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in these chapter 11 cases in good faith and is appropriately released and exculpated from any obligation, Cause of Action, or liability for any prepetition or postpetition act taken or omitted to be taken in connection with, relating to, or arising out of the Debtors’ restructuring efforts, the Restructuring Support Agreement and other Plan Documents, the Restructuring Transactions, these chapter 11 cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or the Plan or any contract, instrument, release, or other agreement or document created or entered into, in connection with, or pursuant to the Restructuring Support Agreement, the Disclosure Statement or the Plan, the filing of these chapter 11 cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan. The Exculpation, including its carve-out for gross negligence or willful misconduct, is consistent with established practice in this jurisdiction and others.

33. The injunction provision set forth in Article XII.D of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.

34. Article XII.C of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided under the Plan, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, in accordance with section
1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Equity Interests.

35. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against property of the Estates described in Article V.I of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Equity Interests.

(xi)    Additional Plan Provisions—Section 1123(b)(6).

36. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

M.    Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

37. The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a. is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b. has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c. complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

N.    Plan Proposed in Good Faith—Section 1129(a)(3).

38. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of these chapter 11 cases, the Plan, the Restructuring Support Agreement, the process leading to Confirmation, including the support of Holders of Claims in the Voting Class for the Plan, and the transactions to be implemented pursuant thereto. These chapter 11 cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

O.    Payment for Services or Costs and Expenses—Section 1129(a)(4).

39. The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these chapter 11 cases, or in connection with the Plan and incident to these chapter 11 cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

P.    Directors, Officers, and Insiders—Section 1129(a)(5).

40. The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Article V.K of the Plan, in conjunction with Exhibit G of the Plan Supplement, disclose the identity and affiliations of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors, and the identity and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors. The proposed directors and officers for the Reorganized Debtors are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of the Holders of Claims and Equity Interests and with public policy.

Q.    No Rate Changes—Section 1129(a)(6).

41. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these chapter 11 cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

R.    Best Interest of Creditors—Section 1129(a)(7).

42. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Allowed Claim or Equity Interest in each Class will recover at least as much under the Plan on account of such Claim or Equity Interest, as of the Effective Date, as such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

S.    Acceptance by Certain Classes—Section 1129(a)(8).

43. Classes 1, 2, 3, 5, 6, and 8 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Class has voted to accept the Plan. Holders of Interests in Class 7 receive no recovery on account of their Equity Interests pursuant to the Plan, and are deemed to have rejected the Plan. The Plan is confirmable because it satisfies sections 1129(a)(10) and
1129(b) of the Bankruptcy Code.

T.    Treatment of Claims Entitled to Priority Under Section 507(a) of the
Bankruptcy Code—Section 1129(a)(9).

44. The treatment of Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims, under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

U.    Acceptance by At Least One Impaired Class—Section 1129(a)(10).

45. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Declaration, the Voting Class, which is impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

V.    Feasibility—Section 1129(a)(11).

46. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

W.    Payment of Fees—Section 1129(a)(12).

47. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XV.B of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

X.    Continuation of Employee Benefits—Section 1129(a)(13).

48. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code by providing that any “retiree benefits,” as such term is defined in section 1114 of the Bankruptcy Code, will be assumed.

Y.    Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

49. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these chapter 11 cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

Z.    “Cram Down” Requirements—Section 1129(b).

50. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Class has been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Class. The Plan has been proposed in good faith, is reasonable and meets the requirements that (a) no Holder of any Claim or Equity Interest that is junior to the Deemed Rejecting Class will receive or retain any property under the Plan on account of such junior Claim or Equity Interest and (b) no Holder of a Claim in a Class senior to the Deemed Rejecting Class is receiving more than
100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of
Equity Interests in the Deemed Rejecting Class.

51. Further, the Plan is fair and equitable and not unfairly discriminatory with respect to the treatment of Class 7 Equity Interests in Parent, which Class receives no recovery under the Plan and is deemed to reject the Plan. The Court finds that Class 7 is not entitled to any recovery under the Plan because Holders of Class 4 Senior Unsecured Notes Claims are not receiving a full recovery under the Plan. The Disclosure Statement projects that Holders of Class 4 Claims will realize a recovery of 44% to 51% in the value of New Common Stock. Such projection is based on an enterprise valuation of the Reorganized Debtors dated as of December 1, 2016 provided by Robert J. White of Jefferies LLC, the Debtors’ investment banker, as reflected in Exhibit F to the Disclosure Statement.

52. Since the commencement of the solicitation of the Plan on December 23, 2016, certain market values that underlie Mr. White’s original valuation have changed. In order to take such changes into account, Mr. White prepared an updated valuation analysis dated as of March
2, 2017 that has been presented to the Court and that now projects that Holders of Class 4 Claims will realize a recovery of 52% to 62% in the value of New Common Stock. The Court finds that Mr. White is qualified to render an expert opinion on the value of the Reorganized Debtors’ enterprise value and the value of the New Common Stock to be issued to Holders of Class 4
Claims under the Plan. The Court finds that the updated valuation analysis prepared by Mr. White is reasonable, persuasive, and based upon standard and accepted valuation methodologies. Having received no objections to such valuation from any parties in interest, the Court agrees with the updated valuation of the New Common Stock prepared by Mr. White and concludes that Holders of Class 4 Senior Unsecured Notes Claims will not realize a full recovery on account of their Allowed Claims against the Debtors. Hence, it is fair and equitable and not unfairly discriminatory for Holders of Class 7 Equity Interests in Parent to receive no recovery under the Plan. Moreover, no Holder of Class 7 Equity Interests in Parent has objected to the Plan or Confirmation.

AA.    Only One Plan—Section 1129(c).

53. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of these chapter 11 cases.

BB.    Principal Purpose of the Plan—Section 1129(d).

54. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. As evidenced by its terms, the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

CC.    Not Small Business Cases—Section 1129(e).

55. Section 1129(e) of the Bankruptcy Code does not apply to these chapter 11 cases as these are not small business cases.

DD.    Good Faith Solicitation—Section 1125(e).

56. The Debtors, the Reorganized Debtors, the Supporting Noteholders, the Backstop Lenders, the Exit Facility lenders, Regions, the Senior Secured Agent, the Senior Secured Lenders, and the respective Related Persons of each of the foregoing Entities have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the Restructuring Support Agreement, the Subscription Agreement, the Exit Facility, the Regions Letter of Credit Agreement, and the Backstop Agreement, and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

EE.    Satisfaction of Confirmation Requirements.

57. Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

FF.    Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

58. Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived.

GG.    Implementation.

59. All Plan Documents necessary to implement the Plan and all other relevant and necessary documents have been negotiated in good faith and at arm’s length, are in the best interest of the Debtors and their estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

HH.    Disclosure of Facts.

60. The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Plan Documents, and the fact that each applicable Debtor will emerge from its chapter 11 case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations.

II.    Good Faith.

61. The Debtors, the Released Parties, and the Releasing Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facility, the Regions Letter of Credit Agreement, the Subscription Agreement, the Backstop Agreement, the other Plan Documents, and the Restructuring Transactions.

JJ.    Essential Element of the Plan.

62. Each of the Exit Facility, the Regions Letter of Credit Agreement, the Restructuring Support Agreement, and the Backstop Agreement is an essential element of the Plan, and entry into each of the Exit Facility, the Regions Letter of Credit Agreement, the Restructuring Support Agreement, and the Backstop Agreement is in the best interests of the Debtors, their Estates, and their creditors. The Debtors have exercised sound business judgment in deciding to enter into the Exit Facility, the Regions Letter of Credit Agreement, the Restructuring Support Agreement, and the Backstop Agreement and have provided adequate notice thereof. The Exit Facility, the Regions Letter of Credit Agreement, the Restructuring Support Agreement, and the Backstop Agreement have been negotiated in good faith and at arm’s length among the Debtors and the parties thereto, and any credit extended and loans made to the Reorganized Debtors pursuant to the Exit Facility and the Regions Letter of Credit Agreement, and any fees paid thereunder, are deemed to have been extended, issued, and made in good faith.

ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1. Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

2. Disclosure Statement / Plan Documents. The Disclosure Statement and the Plan Documents, including without limitation, the Restructuring Support Agreement, the Backstop Agreement, the Exit Facility Documents, the Regions Letter of Credit Agreement, the Amended Organizational Documents, and the Registration Rights Agreement, (i) contain adequate information of a kind generally consistent with the disclosure requirements of applicable non- bankruptcy law, including the Securities Act; (ii) contain “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein; and (iii) are approved in all respects and the Debtors are authorized to consummate each of the Plan Documents to the fullest extent set forth therein.

3. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

4. Objections. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. All objections and all reservations of rights pertaining to Confirmation or approval of the Disclosure Statement that have not been withdrawn, waived, or settled are overruled on the merits.

5. Plan Modifications. Subsequent to filing the Plan on January 22, 2017, the Debtors made certain technical modifications to the Plan (the “Plan Modifications”). The Plan Modifications do not materially adversely affect or change the treatment of any Claim or Equity Interest under the Plan. After giving effect to the Plan Modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing with the Court on March 22, 2017, of the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof. Accordingly, pursuant to section

1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

6. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan (or who are conclusively presumed to accept the Plan) are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications.

7. Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, the Exit Facility Documents, the Regions Letter of Credit Agreement, the Restructuring Support Agreement, the Backstop Agreement, the Registration Rights Agreement, the Amended Organizational Documents, and this Confirmation Order are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Equity Interests (regardless of whether such Holders of Claims or Equity Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

8. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the Exit Facility, the Regions Letter of Credit Agreement, and the Plan Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

9. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Exit Facility, the Regions Letter of Credit Agreement, the Restructuring Support Agreement, the Backstop Agreement, and the Plan Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective directors, officers or equity security holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such directors and officers.

10. Restructuring Transactions. The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Exit Facility, the Regions Letter of Credit Agreement, and the Plan Documents, and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

11. Regions Letter of Credit Agreement. On the Effective Date, the Reorganized Debtors shall enter into the Regions Letter of Credit Agreement, on the terms set forth therein. Upon entry of this Confirmation Order, the Regions Letter of Credit Agreement (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver the Regions Letter of Credit Agreement and any documents ancillary thereto, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as are acceptable to Regions. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Regions Letter of Credit Agreement: (a) shall be deemed to be granted; (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Regions Letter of Credit Agreement; (c) shall be deemed perfected on the Effective Date; and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

12. Preservation of Causes of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Debtors or Reorganized Debtors, as applicable, have advised the Court that they expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order.

13. Exit Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility, on the terms set forth in the Exit Facility Documents. Upon entry of this Confirmation Order, the Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Facility, including the Exit Facility Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as are acceptable to the Exit Facility lenders.

14. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents: (a) shall be deemed to be granted; (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents; and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non- bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

15. Approval of the Restructuring Support Agreement. The Restructuring Support Agreement and the terms and provisions included therein are approved in their entirety. The Debtors are authorized to assume and implement the Restructuring Support Agreement and any and all instruments, documents, and papers contemplated thereunder, to fully perform any and all obligations thereunder, and to take any and all actions necessary and proper to implement the terms of the Restructuring Support Agreement.

16. The fees, indemnities, and expenses provided for or permitted by the Restructuring Support Agreement (including the Transaction Expenses (as defined in the Restructuring Support Agreement) and the Debtors’ obligations to indemnify the Supporting Noteholders for the matters set forth in the Restructuring Support Agreement (the “Restructuring Indemnification Obligations”)) are hereby approved as reasonable and shall constitute allowed administrative expense claims pursuant to section 503(b) of the Bankruptcy Code, as applicable, and senior in right of payment to all other claims (of any nature) against the Debtors, now existing or hereafter arising, shall be non-refundable and shall not be subject to any avoidance, disgorgement, reduction, setoff, recoupment, offset, recharacterization, subordination (whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment or any other challenges under any theory at law or in equity by any person or entity. The Debtors and the Reorganized Debtors, as applicable, are authorized to pay the fees, indemnities and expenses provided for or permitted by the Restructuring Support Agreement (including the Transaction Expenses and the Restructuring Indemnification Obligations), each in accordance with its terms and as and when required by the Restructuring Support Agreement, without further application to or order of the Court.
17. Approval of the Backstop Agreement. The Backstop Agreement and the terms and provisions included therein are approved in their entirety. The Debtors are authorized to assume and implement the Backstop Agreement and any and all instruments, documents, and papers contemplated thereunder, to fully perform any and all obligations thereunder, and to take any and all actions necessary and proper to implement the terms of the Backstop Agreement.
18. The fees, indemnities, and expenses provided for or permitted by the Backstop Agreement (including the Backstop Put Premium (as defined in the Backstop Agreement), the Transaction Expenses (as defined in the Backstop Agreement), and the Debtors’ obligations to indemnify the Backstop Lenders for the matters set forth in the Backstop Agreement (the “Backstop Indemnification Obligations”)) are hereby approved as reasonable and shall constitute allowed administrative expense claims pursuant to section 503(b) of the Bankruptcy Code, as applicable, and senior in right of payment to all other claims (of any nature) against the Debtors, now existing or hereafter arising, shall be non-refundable and shall not be subject to any avoidance, disgorgement, reduction, setoff, recoupment, offset, recharacterization, subordination
(whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment or any other challenges under any theory at law or in equity by any person or entity. The Debtors and the Reorganized Debtors, as applicable, are authorized to pay the fees, indemnities and expenses provided for or permitted by the Backstop Agreement (including the Backstop Put Premium, the Transaction Expenses, and the Backstop Indemnification Obligations), each in accordance with its terms and as and when required by the Backstop Agreement, without further application to or order of the Court. The Backstop Put Premium and the Funding Fee (as defined in the Backstop Agreement) are not original issue discount in relation to the Exit Facility.

19. Directors and Officers of Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the New Board and the officers and directors of each of the Reorganized Debtors shall be appointed in accordance with the Plan, the Amended Organizational Documents, and other constituent documents of each Reorganized Debtor. The appointment of Persons selected to the New Board may be amended or supplemented prior to the Effective Date, subject to the disclosure of the identity of such Persons.

20. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have, to the extent known and reasonably practicable, disclosed in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board, as well as those Persons that will serve as an officer of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Organizational Documents and other constituent documents of the Reorganized Debtors.

21. Management Incentive Plan. On the Effective Date, the Debtors shall adopt the Management Incentive Plan. The Management Incentive Plan, as more fully described in the Plan and Disclosure Statement, shall provide for the issuance of shares of New Common Stock to the officers and other key employees of Reorganized Parent in an amount equal to 12.2% (increasing ratably after the first eighteen (18) months following the Effective Date up to 12.5% over the period that the Exit Facility is still outstanding) of the Aggregate Equity.

22. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

23. Assumption or Rejection of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease assumed under the Plan shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, under section 365 of the Bankruptcy Code and the payment of Cures, if any, shall be paid in accordance with Article VI.E of the Plan. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the chapter 11 cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article VI.E of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

24. The following Executory Contracts and Unexpired Leases shall not be assumed: Executory Contracts and Unexpired Leases that (1) have been previously expired or terminated pursuant to their own terms or by the agreement of the parties thereto; (2) have been rejected by order of the Bankruptcy Court; (3) are subject to a notice or motion to reject filed prior to the Effective Date; (4) are identified as rejected in the Plan Supplement; or (5) are otherwise rejected pursuant to the terms of the Plan. To the extent that any party asserts any damages resulting from the rejection of any Executory Contract or Unexpired Leases, such claim must be filed within thirty (30) days of the effective date of such rejection, or such claim will be forever barred and disallowed against the applicable Reorganized Debtor. For avoidance of doubt, the deadline for parties to file rejection damage claims with respect to any Executory Contracts or Unexpired Leases rejected pursuant to (4) and (5) of this paragraph shall be thirty (30) days from the date of this Confirmation Order.

25. Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX.A of the Plan. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived.

26. Professional Compensation. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than sixty (60) days after the Effective Date. The Court shall determine the Allowed amounts of such Professional Fee Claims after notice and an opportunity for hearing in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amounts the Court Allows. The Debtors are authorized to pay the Pre-Effective Date fees and expenses of all ordinary course professionals in the ordinary course of business without the need for further Court order or approval. From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 (if applicable) of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional or Entity employed in the ordinary course of the Debtors’ business without any further notice to or action, order, or approval of the Court.

27. Release, Exculpation, Discharge, and Injunction Provisions. The following release, exculpation, discharge, and injunction provisions set forth in the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

a.    Discharge of Claims and Termination of Interests.

28. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order (including, without limitation, claims against and liabilities of the Debtors relating to outstanding letters of credit and Bank Product Obligations issued under or in connection with the Senior Secured Loan Agreement or the Regions Letter of Credit Agreement and the liens securing such obligations), all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever against the Debtors or any of their Assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

b.    Releases by the Debtors.

29. Effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtors and Reorganized Debtors, in their individual capacities and as debtors-in-possession (collectively, the “Releasing Parties”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to the Debtors, the Reorganized Debtors, the Senior Secured Agent, the Senior Secured Lenders, the Senior Unsecured Notes Trustee, the Supporting Noteholders, the Backstop Lenders, the Holders of the Senior Unsecured Notes Claims who vote in favor of the Plan, each Lender under the Exit Facility, and the Subscription Agent (collectively, and together with the Related Persons of each of the foregoing, the “Released Parties”) (and each such released party so released shall be deemed forever released, waived and discharged by the Releasing Parties) and their respective properties from any and all Claims, Causes of Action, litigation claims and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to the Debtors, the chapter 11 cases, the Disclosure Statement, the Plan or the solicitation of votes on the Plan that such releasing party would have been legally entitled to assert (whether individually or collectively) or that any holder of a Claim or equity interest or other entity would have been legally entitled to assert for or on behalf of the Debtors, their Estates or the Reorganized Debtors (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) any Causes of Action expressly set forth in and preserved by the Plan or the Plan Supplement; (ii) any Causes of Action arising from fraud, gross negligence, or willful misconduct as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (iii) the rights of such releasing party to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court. The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person and the Confirmation Order will permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this release.

Notwithstanding the foregoing, the Debtors are not releasing the Debtors (but they are releasing the Related Persons to the Debtors pursuant to this paragraph).

c.    Releases by Holders of Claims – Third-Party Releases.

30. As of and subject to the occurrence of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents (including, without limitation, claims against and liabilities of the debtors relating to outstanding letters of credit and Bank Product Obligations issued under or in connection with the senior Secured Loan Agreement or the Regions Letter of Credit Agreement and the liens securing such obligations), for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring and the Restructuring Transactions, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties are deemed forever released and discharged by the (i) the Holders of all Claims who vote to accept the Plan, (ii) Holders of Claims that are unimpaired under the Plan, (iii) Holders of Claims whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan, (iv) Holders of Claims who vote to reject the Plan but do not opt out of granting the releases set forth herein, (v) the Senior Unsecured Notes Trustee, (vi) the Senior Secured Agent, and (vii) the Senior Secured Lenders from any and all Claims, interests, obligations, suits, judgments, damages, demands, debts, rights, causes of action, losses, remedies, and liabilities whatsoever, including any derivative claims, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Holders or, except in the case of the Senior Secured Agent or the Holders of the Senior Secured Debt Claims, their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the chapter 11 cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the Restructuring of any Claim or Equity Interest before or during the chapter 11 cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, the Restructuring Support Agreement, the Plan, the Exit Facility Documents and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to the Plan, the Backstop Agreement, or the Subscription Option, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a released party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.

d.    Exculpation.

31. The Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or confirmation or Consummation of the Plan; provided, however, that the foregoing provisions will have no effect on (a) any Allowed Class
3 Claim relating to letters of credit or Bank Product Obligations continuing in force after the Effective Date or any liabilities at any time outstanding under the Regions Letter of Credit Agreement, or (b) the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party will be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions will not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by the Plan or the Plan Supplement.

e.    Injunction.

32. Except as otherwise provided in the Plan, from and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, or creating, perfecting or enforcing any lien of any kind, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, equity interest, or remedy released or to be released, exculpated or to be exculpated, or discharged or to be discharged pursuant to the Plan or the Confirmation Order. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or equity interest will be deemed to have specifically consented to this injunction. All injunctions or stays provided for in the chapter 11 cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

33. Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

34. Cancellation of Existing Securities and Agreements. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date: (a) all notes, instruments, certificates, and other documents evidencing Claims or Equity Interests, including credit agreements and indentures, shall be cancelled and the obligations of the Debtors and any non-Debtor affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be deemed satisfied in full, released, and discharged.

35. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

36. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the chapter 11 cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

37. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent and a Court order (and subject to such other consents and consultation rights set forth in the Plan) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

38. Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (subject to any applicable consents or consultation rights set forth therein) and the Restructuring Support Agreement. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XV.D of the Plan.

39. Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

40. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

41.    Exemption from Registration Requirements.    Pursuant to sections 3(a)(9),
18(b)(4)(E) and 4(a)(2) of the Securities Act, Rule 506 of Regulation D, Rule 701 under the Securities Act and section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock as contemplated by the Plan, shall be exempt from the registration requirements of section 5 of the Securities Act. In addition, under section 1145 of the Bankruptcy Code, the Section 1145 Securities shall be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any other applicable regulatory approval. The MIP Securities may not be sold except pursuant to an effective registration statement or pursuant to an applicable exemption from the registration requirements of the Securities Act.

42. Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order, substantially in the form attached hereto as Exhibit A (the “Confirmation Order Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Equity Interests and the Core Notice Parties within fifteen (15) Business Days after the date of entry of this Confirmation Order. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of the same on the above-referenced parties. The notice of the Effective Date may be included in the Confirmation Order Notice. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of these chapter 11 cases and no other or further notice is necessary.

43. Failure of Consummation. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

44.    Termination of the Restructuring Support Agreement.    On the
Effective Date, the Restructuring Support Agreement will terminate in accordance with Section
8(e) thereof.

45. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

46. Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

47. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

48. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

49. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

50. Resolution of Informal Objection of Chubb Companies. Notwithstanding anything to the contrary in the Restructuring Support Agreement, the Regions Letter of Credit Agreement, the Disclosure Statement, the Plan, the Plan Supplement, any Plan Documents, any Plan Schedule, Exit Facility Documents, the Confirmation Order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release, requires a party to opt out of releases, or confers Bankruptcy Court jurisdiction): (a) on the Effective Date, the Reorganized Debtors shall assume the Chubb Insurance Program in its entirety pursuant to sections 105 and 365 of the Bankruptcy Code and can only assign the Chubb Insurance Program subject to the terms off the Chubb Insurance Program and applicable non- bankruptcy law; (b) the Chubb Insurance Program (including any and all letters of credit and other collateral and security provided in relation thereto) and all debts, obligations, and liabilities of the Debtors (and/or the Reorganized Debtors, as applicable) and the Chubb Companies thereunder, whether arising before or after the Effective Date, shall survive and shall not be amended, modified, waived, released, discharged or impaired in any respect; (c) nothing therein shall alter the terms and conditions of the Chubb Insurance Program and any rights and obligations thereunder shall be determined under the Chubb Insurance Program and applicable non-bankruptcy law as if the Chapter 11 Cases had not occurred; (d) claims covered by the Chubb Insurance Program and the claims of the Chubb Companies under the Chubb Insurance Program whether arising before or after the Effective Date shall be paid in full in accordance with the terms of the Chubb Insurance Program, regardless of when such amounts are or shall become liquidated, due or paid without the need or requirement for the Chubb Companies to file any claim, motion or application for allowance or payment or otherwise object to any asserted Cure Amount; (e) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) subject to and in accordance with the terms of the Chubb Insurance Program, claimants with valid workers’ compensation claims or direct action claims against any of the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (II) subject to and in accordance with the terms of the Chubb Insurance Program, the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any of the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the Plan injunctions to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) subject to and in accordance with the terms of the Chubb Insurance Program, the Chubb Companies to draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable). For purposes of this paragraph, the following definitions apply: (i) “Chubb Companies” means ACE American Insurance Company, Westchester Fire Insurance Company, Indemnity Insurance Company of North America, Federal Insurance Company, Executive Risk Indemnity and any respective predecessors and/or affiliates thereof and (ii) “Chubb Insurance Program” means all insurance policies that have been issued by any of the Chubb Companies at any time to or provide coverage to any of the Debtors or their predecessors and all agreements, documents or instruments relating thereto.

51. Resolution of Informal Objection of United States of America. Notwithstanding any provision in the Plan, this Order or the related Plan documents, nothing discharges or releases the Debtors, the Reorganized Debtors or any non-debtor from any claim, liability or cause of action of the United States or any State or impairs the ability of the United States or any State to pursue any claim, liability or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, leases, covenants, operating rights agreements or other interests or agreements with the United States or any State shall be paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All claims, liabilities, or causes of action of or to the United States or any State shall survive the bankruptcy case as if the case had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the bankruptcy cases had not been commenced. Without limiting the foregoing, for the avoidance of doubt: (1) the United States and any State shall not be required to file any claims in the Debtors’ bankruptcy cases in order to be paid on account of any claim, liability or cause of action; (2) nothing shall affect or impair the exercise of United States’ or any State’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; (3) nothing shall be interpreted to set cure amounts or to require the government to novate or otherwise consent to the transfer of any federal or state interests and (4) nothing shall affect or impair the United States’ or any State’s rights to assert setoff and recoupment against the Debtors and/or the Reorganized Debtors and such rights are expressly preserved; and (5) nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, causes of action, rights of setoff or recoupment, rights to appeal tax assessments, or other legal or equitable defenses that the Debtors have under non-bankruptcy law in connection with any claim, liability or cause of action of the United States.

52. Resolution of Informal Objection of Texas Comptroller. Nothing in the Plan or the Confirmation Order discharges or releases the Debtors or any other entity from any debt,

obligation, claim, liability or cause of action of the Texas Comptroller of Public Accounts (the “Texas Comptroller”) or impairs the ability of the Texas Comptroller to pursue any debt, obligation, claim, liability or cause of action against any Debtor, Reorganized Debtor or non- Debtor. All claims, liabilities, or causes of action of, or to, the Texas Comptroller shall survive the Chapter 11 Cases as if the cases had not been commenced and be paid and determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. Without limiting the foregoing, for the avoidance of doubt: (1) the Texas Comptroller shall not be required to file any claims in the Debtors’ Chapter 11 Cases; (2) nothing shall affect or impair the ability of the Texas Comptroller to make demand on, be paid by, or otherwise pursue any sureties that are jointly and severally liable with the Debtors and/or the Reorganized Debtors for any debt owed to the Texas Comptroller; (3) nothing shall affect or impair the exercise of the Texas Comptroller’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; (4) nothing shall affect or impair the Texas Comptroller’s rights to assert setoff and recoupment, including contingent or unliquidated rights, against the Debtors and/or the Reorganized Debtors; and (5) nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, causes of action, rights of setoff or recoupment, rights to appeal tax assessments, or other legal or equitable defenses that the Debtors have under non- bankruptcy law in connection with any claim, liability or cause of action of the Texas Comptroller.

53. Resolution of Objection of Lee Parties.

a. Prior to the Petition Date, Carroll L. Lee, individually; Peggy G. Lee, individually; Carroll L. Lee and Peggy G. Lee d/b/a Cedar Mountain Ranch; Lee Concho Valley Family, L.P.; Leeco Properties, Inc.; Sandra Cagle; Jerry D. Lee; Larry G. Lee; and Matthew Lee, creditors and parties-in-interest (collectively the “Lee Parties”), filed a lawsuit in state court in Coke County, Texas styled Cause No. CV1604622, in the 51st Judicial District Court of Coke County, Texas, styled Carroll L. Lee, individually, et al. v. Memorial Production Operating, LLC, et al. (“State Court Case”) to recover real property, as well as personal damages, losses, and other relief allegedly caused by the failure and blowout of a saltwater disposal well against multiple defendants, including Debtor C.C. Forbes, LLC (the “ Le e P arties’ C laims ”). The Lee Parties’ Claims asserted in the State Court Case will not be resolved or otherwise addressed in any way by the Bankruptcy Court, or the federal District Court, but shall be resolved in the State Court Case as if the Debtors’ bankruptcy cases had not been filed. Accordingly neither the Debtors nor the Reorganized Debtors or any other person or entity may file an objection in the Bankruptcy Court to the claims asserted in the State Court Case, since the resolution of the Lee Parties’ Claims will occur exclusively and entirely in the State Court Case. The automatic stay provided under section 362 of the Bankruptcy Code, or any injunction provided for in the Plan, or in this Confirmation Order, shall not apply to the State Court Case. Accordingly, notwithstanding the Injunction set forth in Article XII(D) of the Plan (the "Injunction"), no such Injunction nor any other provision of the Plan or the Confirmation Order that provides for any injunction shall be applicable to (i) the Lee Parties, (ii) the Lee Parties’ Claims, and/or (iii) the State Court Case. Upon the Effective Date of the Plan, there shall be no stay or injunction arising out of the Debtors’ chapter 11 cases and/or the Plan that will stay or enjoin the State Court Case from proceeding to judgment at this time.

b. The Debtors reserve any and all rights to contest the Lee Parties’ Claims in the State Court Case, including, without limitation, to assert any counterclaims or other causes of action against the Lee Parties under applicable non-bankruptcy law. Nothing in the Plan or Confirmation Order shall preclude or prejudice, either (i) the Lee Parties from seeking and/or obtaining a judgment or recovery against the Debtors or the Reorganized Debtors and prosecuting the State Court Case to final judgment; (ii) or the Debtors’ rights and defenses in connection with the foregoing, provided, however, that neither the Debtors, nor the Reorganized Debtors, nor their respective representatives, successors, or assigns will contest the Lee Parties’ Claims based on the Debtors’ chapter 11 cases, any term(s) or provision(s) of the Plan or any term(s) or provision(s) of the Confirmation Order.

c.    There will be no estimation or similar procedure of any kind in the
Bankruptcy Court regarding the Lee Parties’ Claims asserted in the State Court Case.

d. The Lee Parties’ Claims asserted in the State Court Case may be settled by one or more of the Debtors, the Reorganized Debtors, and their applicable insurers (as applicable) as though the Debtors’ chapter 11 cases had not been filed.

e. To the extent any of the Lee Parties’ Claims asserted in the State Court Case are allowed, (i) pursuant to a settlement between the Reorganized Debtors and Lee Parties, or (ii) by entry of a final judgment in the State Court Case that is not subject to further appeal, then, in either case, the same shall constitute an Allowed Class 5 Claim (the “Allowed Class 5 Claim”). The Allowed Class 5 Claim shall be satisfied through either of the following two options: (i) payment of the Allowed Class 5 Claim by the Reorganized Debtors (or by one or more insurers of the applicable Reorganized Debtor(s) if applicable) to the Lee Parties within thirty (30) days from which the Lee Parties’ Claims become an Allowed Class 5 Claim; or, alternatively, (ii) the Lee Parties shall be entitled to enforcement of any available judgment remedies available to them against the Debtors and the Reorganized Debtors with respect to any Allowed Class 5 Claim under applicable law as though the Debtors’ chapter 11 cases had not been filed, provided, however, that the Debtors and Reorganized Debtors reserve any and all rights, defenses and remedies in connection therewith available to them under applicable nonbankruptcy law.

f.    Nothing in the Plan or Confirmation Order shall preclude or prejudice the Lee Parties from pursuing recovery on or payment from the proceeds of any applicable insurance policy(ies), or impair the rights and applicable defenses of the issuers of such policies under applicable non-bankruptcy law.

g. Despite any provision of the Plan to the contrary, the Lee Parties are entitled to recover pre-judgment interest and post-judgment interest on the Lee Parties’ Claims solely to the extent permitted and allowed under applicable Texas law. The Debtors and the Reorganized Debtors reserve any and all rights and defenses with respect to the allowance or disallowance of pre-judgment interest and post-judgment interest on the Lee Parties’ Claims on any and all available grounds available to them under Texas law.

h. Nothing in the Plan or the Confirmation Order shall operate to impair, waive or estop the Lee Parties from asserting that the Bankruptcy Court lacks jurisdiction over the Lee Parties’ Claims or that the Bankruptcy Court is not authorized to enter final orders or judgment on the Lee Parties’ Claims. Nothing in the Plan or Confirmation Order shall be construed to constitute consent by the Lee Parties to the entry of final orders by the Bankruptcy Court on the Lee Parties’ Claims.

i. The provisions of the Plan purporting to require a party with a claim against any of the Debtors to specify how it disagrees with how the Debtors’ books and records address the claim shall not apply to the Lee Parties. See, e.g., Plan Article VIII (A).

j. For avoidance of doubt, Article XV (N) of the Plan specifying that New York law applies shall not apply to the Lee Parties, the Lee Parties’ Claims, or the State Court Case.

k. These paragraphs (a-k) have been negotiated between the Debtors and the Lee Parties. The Lee Parties reserve the right to object to the Plan and/or any proposed order to confirm it, and/or to request revision of these paragraphs (a-k), based on any changes to the Plan, the terms of the Plan Supplement, or other parts of the proposed order to confirm the Plan, that were made known to the Lee Parties’ counsel in writing by the Debtors’ counsel after the time the negotiations between the Debtors’ counsel and the Lee Parties’ counsel concluded regarding these paragraphs (a-k).

l.    Paragraphs (a)-(k) hereof control over any inconsistent provision of the
Plan, this Confirmation Order, or any other document in the Debtors’ chapter 11 cases.

54. Resolution of Objection of Javier Martinez. Notwithstanding Article VIII of the Plan or any other provision in the Plan that addresses claims estimation, Martinez’s claims are specifically excluded from estimation under Article VIII of the Plan or otherwise and neither the Debtors, the Reorganized Debtors nor any of their respective representatives, successors or assigns shall seek the estimation of Martinez’s claims. Notwithstanding the Injunction set forth in Article XII.D. of the Plan (the “Injunction”), upon the Effective Date, neither such Injunction nor any other provision of the Plan or Confirmation Order that provides for any injunction shall be applicable to (i) Martinez, (ii) Martinez’s claims, and/or (iii) the State Court Action. Upon the Effective Date, there shall be no stay or injunction arising out of the Bankruptcy Case and/or the Plan that will stay or enjoin the State Court Action from proceeding to judgment upon the Effective Date of the Plan. Notwithstanding the procedures set forth in Article VIII of the Plan titled “Procedures for Resolving Contingent, Unliquidated and Disputed Claims,” with regard to (i) Martinez, (ii) Martinez’s claims, and/or (iii) the State Court Action, nothing in the Plan or the Confirmation Order shall operate to impair, waive or estop Martinez from asserting that the Bankruptcy Court lacks jurisdiction over the Martinez’s claims or that the Bankruptcy Court is not authorized to enter final orders or judgment on Martinez’s claims. Nothing in the Plan or Confirmation Order shall be construed to constitute consent by Martinez to the entry of final orders by the Bankruptcy Court on his claims. Upon entry of a final, non-appealable order adjudicating the Martinez’s claims, any ordered dollar amount of such judgment including any and all damages awarded of any kind, interest and attorneys’ fees in favor of the Martinez shall constitute an Allowed Claim in the Bankruptcy Case. The Debtors reserve any and all rights to contest Martinez’s claims including, without limitation, to assert any counterclaims or other causes of action against Martinez under applicable law. Nothing in the Plan or Confirmation Order shall preclude or prejudice, either (i) Martinez from seeking and/or obtaining a judgment or recovery against the Debtors or the Reorganized Debtors and prosecuting the State Court Litigation to final judgment; (ii) or the Debtors’ rights and defenses in connecting with the foregoing. Nothing in the Plan or Confirmation Order shall preclude or prejudice Martinez from pursuing recovery on or payment from the proceeds of any applicable insurance policy(ies), or impair the rights and applicable defenses of the issuers of such policies. The foregoing language also resolves the relief requested in the Javier Martinez’s Objection to the Debtors’ Prepackaged Joint Chapter 11 Plan and Motion for Relief from Injunction [Docket No. 148] (the “Motion”). Upon the Effective Date, the Motion shall be deemed withdrawn.

55.    Resolution of Objection of Felix Venegas.

a. Prior to the Petition Date, Felix Venegas, Jr. (“Venegas”) filed a lawsuit in state court in El Paso County, Texas styled Cause No. 2017DCV0605; Felix Venegas, Jr. v. Miguel Angel Hernandez; in the 168th Judicial Court of El Paso County, Texas (“State Court Case”) for injuries allegedly arising from an automobile collision allegedly caused by Miguel Hernandez and Forbes Energy Services, Ltd. (the “Venegas Claims”). The Venegas Claims asserted in the State Court Case will not be resolved or otherwise addressed in any way by the Bankruptcy Court, or the federal District Court, but shall be resolved in the State Court Case as if the Debtors’ bankruptcy cases had not been filed. Accordingly neither the Debtors nor the Reorganized Debtors or any other person or entity may file an objection in the Bankruptcy Court to the claims asserted in the State Court Case, since the resolution of the Venegas Claims will occur exclusively and entirely in the State Court Case. The automatic stay provided under section 362 of the Bankruptcy Code, or any injunction provided for in the Plan, or in this Confirmation Order, shall not apply to the State Court Case. Accordingly, notwithstanding the Injunction set forth in Article XII(D) of the Plan (the “Injunction”), no such Injunction nor any other provision of the Plan or the Confirmation Order that provides for any injunction shall be applicable to (i) Venegas, (ii) the Venegas Claims, and/or (iii) the State Court Case. Upon the Effective Date of the Plan, there shall be no stay or injunction arising out of the Debtors’ chapter 11 cases and/or the Plan that will stay or enjoin the State Court Case from proceeding to judgment at this time.

b. The Debtors reserve any and all rights to contest the Venegas Claims in the State Court Case, including, without limitation, to assert any counterclaims or other causes of action against Venegas under applicable non-bankruptcy law. Nothing in the Plan or Confirmation Order shall preclude or prejudice, either (i) Venegas from seeking and/or obtaining a judgment or recovery against the Debtors or the Reorganized Debtors and prosecuting the State Court Case to final judgment; (ii) or the Debtors’ rights and defenses in connection with the foregoing, provided, however, that neither the Debtors, nor the Reorganized Debtors, nor their respective representatives, successors, or assigns will contest the Venegas Claims based on the Debtors’ chapter 11 cases, any term(s) or provision(s) of the Plan or any term(s) or provision(s) of the Confirmation Order.

c.    There will be no estimation or similar procedure of any kind in the
Bankruptcy Court regarding the Venegas Claims asserted in the State Court Case.

d. The Venegas Claims asserted in the State Court Case may be settled by one or more of the Debtors, the Reorganized Debtors, and their applicable insurers (as applicable) as though the Debtors’ chapter 11 cases had not been filed.

e. To the extent any of the Venegas Claims asserted in the State Court Case are allowed, (i) pursuant to a settlement between the Reorganized Debtors and Venegas, or (ii) by entry of a final judgment in the State Court Case that is not subject to further appeal, then, in either case, the same shall constitute an Allowed Class 5 Claim (the

“Allowed Class 5 Claim”). The Allowed Class 5 Claim shall be satisfied through either of the following two options: (i) payment of the Allowed Class 5 Claim by the Reorganized Debtors (or by one or more insurers of the applicable Reorganized Debtor(s) if applicable) to Venegas within thirty (30) days from which the Venegas Claims become an Allowed Class 5 Claim; or, alternatively, (ii) Venegas shall be entitled to enforcement of any available judgment remedies available to him against the Debtors and the Reorganized Debtors with respect to any Allowed Class 5 Claim under applicable law as though the Debtors’ chapter 11 cases had not been filed, provided, however, that the Debtors and Reorganized Debtors reserve any and all rights, defenses and remedies in connection therewith available to them under applicable nonbankruptcy law.

f. Nothing in the Plan or Confirmation Order shall preclude or prejudice Venegas from pursuing recovery on or payment from the proceeds of any applicable insurance policy(ies), or impair the rights and applicable defenses of the issuers of such policies under applicable non-bankruptcy law.

g. Despite any provision of the Plan to the contrary, Venegas is entitled to recover pre-judgment interest and post-judgment interest on the Venegas Claims solely to the extent permitted and allowed under applicable Texas law. The Debtors and the Reorganized Debtors reserve any and all rights and defenses with respect to the allowance or disallowance of pre-judgment interest and post-judgment interest on Venegas Claims on any and all available grounds available to them under Texas law.

h. Nothing in the Plan or the Confirmation Order shall operate to impair, waive or estop Venegas from asserting that the Bankruptcy Court lacks jurisdiction over the Venegas Claims or that the Bankruptcy Court is not authorized to enter final orders or judgment on the Venegas’s claims. Nothing in the Plan or Confirmation Order shall be construed to constitute consent by Venegas to the entry of final orders by the Bankruptcy Court on the Venegas Claims.

i. The provisions of the Plan purporting to require a party with a claim against any of the Debtors to specify how it disagrees with how the Debtors’ books and records address the claim shall not apply to Venegas. See, e.g., Plan Article VIII (A).

j. For avoidance of doubt, Article XV (N) of the Plan specifying that New York law applies shall not apply to Venegas, the Venegas Claims, or the State Court Case.

k. These paragraphs (a-k) have been negotiated between the Debtors and Venegas. Venegas reserves the right to object to the Plan and/or any proposed order to confirm it, and/or to request revision of these paragraphs (a-k), based on any changes to the Plan, the terms of the Plan Supplement, or other parts of the proposed order to confirm the Plan, that were made known to Venegas’s counsel in writing by the Debtors’ counsel after the time the negotiations between the Debtors’ counsel and Venegas’s counsel concluded regarding these paragraphs (a-k).

l.    Paragraphs (a)-(k) hereof control over any inconsistent provision of the
Plan, this Confirmation Order, or any other document in the Debtors’ chapter 11 cases.

56.    Resolution of Objection of Reynaldo Davila, et al.

a. Prior to the Petition Date, Reynaldo Davila, Jr., Yolanda Herrera, and Valerie Dragustinovis, Individually and As Next Friend of Madelyn Flores, Sophia Davila, and Reynaldo Davila, III Minor (the “Davila Parties”) filed a lawsuit in state court in Nueces County, Texas styled Cause No. 2016CCV-60769-4, Reynaldo Davila, Jr., et al v. Guadalupe Maravilla, Forbes Energy Services Ltd., and C.C. Forbes, LLC; in the County Court at Law No. 4, Nueces County, Texas (“State Court Case”) regarding alleged injuries sustained as a result of the alleged negligence of the Defendants in the State Court Case (the “Davila Claims”). The Davila Claims asserted in the State Court Case will not be resolved or otherwise addressed in any way by the Bankruptcy Court, or the federal District Court, but shall be resolved in the State Court Case as if the Debtors’ bankruptcy cases had not been filed. Accordingly neither the Debtors nor the Reorganized Debtors or any other person or entity may file an objection in the Bankruptcy Court to the claims asserted in the State Court Case, since the resolution of the Davila Claims will occur exclusively and entirely in the State Court Case. The automatic stay provided under section 362 of the Bankruptcy Code, or any injunction provided for in the Plan, or in this Confirmation Order, shall not apply to the State Court Case. Accordingly, notwithstanding the Injunction set forth in Article XII(D) of the Plan (the "Injunction"), no such Injunction nor any other provision of the Plan or the Confirmation Order that provides for any injunction shall be applicable to (i) the Davila Parties, (ii) the Davila Claims, and/or (iii) the State Court Case. Upon the Effective Date of the Plan, there shall be no stay or injunction arising out of the Debtors’ chapter 11 cases and/or the Plan that will stay or enjoin the State Court Case from proceeding to judgment at this time.

b. The Debtors reserve any and all rights to contest the Davila Claims in the State Court Case, including, without limitation, to assert any counterclaims or other causes of action against the Davila Parties under applicable non-bankruptcy law. Nothing in the Plan or Confirmation Order shall preclude or prejudice, either (i) the Davila Parties from seeking and/or obtaining a judgment or recovery against the Debtors or the Reorganized Debtors and prosecuting the State Court Case to final judgment; (ii) or the Debtors’ rights and defenses in connection with the foregoing, provided, however, that neither the Debtors, nor the Reorganized Debtors, nor their respective representatives, successors, or assigns will contest the Davila Claims based on the Debtors’ chapter 11 cases, any term(s) or provision(s) of the Plan or any term(s) or provision(s) of the Confirmation Order.

c.    There will be no estimation or similar procedure of any kind in the
Bankruptcy Court regarding the Davila Claims asserted in the State Court Case.

d. The Davila Claims asserted in the State Court Case may be settled by one or more of the Debtors, the Reorganized Debtors, and their applicable insurers (as applicable) as though the Debtors’ chapter 11 cases had not been filed.

e. To the extent any of the Davila Claims asserted in the State Court Case are allowed, (i) pursuant to a settlement between the Reorganized Debtors and Davila Parties, or (ii) by entry of a final judgment in the State Court Case that is not subject to further appeal, then, in either case, the same shall constitute an Allowed Class 5 Claim (the “Allowed Class 5 Claim”). The Allowed Class 5 Claim shall be satisfied through either of the following two options: (i) payment of the Allowed Class 5 Claim by the Reorganized Debtors (or by one or more insurers of the applicable Reorganized Debtor(s) if applicable) to the Davila Parties within thirty (30) days from which the Davila Claims become an Allowed Class 5 Claim; or, alternatively, (ii) the Davila Parties shall be entitled to enforcement of any available judgment remedies available to them against the Debtors and the Reorganized Debtors with respect to any Allowed Class 5 Claim under applicable law as though the Debtors’ chapter 11 cases had not been filed, provided, however, that the Debtors and Reorganized Debtors reserve any and all rights, defenses and remedies in connection therewith available to them under applicable nonbankruptcy law.

f. Nothing in the Plan or Confirmation Order shall preclude or prejudice the Davila Parties from pursuing recovery on or payment from the proceeds of any applicable insurance policy(ies), or impair the rights and applicable defenses of the issuers of such policies under applicable non-bankruptcy law.

g. Despite any provision of the Plan to the contrary, the Davila Parties are entitled to recover pre-judgment interest and post-judgment interest on the Davila Claims solely to the extent permitted and allowed under applicable Texas law. The Debtors and the Reorganized Debtors reserve any and all rights and defenses with respect to the allowance or disallowance of pre-judgment interest and post-judgment interest on the Davila Claims on any and all available grounds available to them under Texas law.

h. Nothing in the Plan or the Confirmation Order shall operate to impair, waive or estop the Davila Parties from asserting that the Bankruptcy Court lacks jurisdiction over the Davila Claims or that the Bankruptcy Court is not authorized to enter final orders or judgment on the Davila Parties’ claims. Nothing in the Plan or Confirmation Order shall be construed to constitute consent by the Davila Parties to the entry of final orders by the Bankruptcy Court on the Davila Claims.

i. The provisions of the Plan purporting to require a party with a claim against any of the Debtors to specify how it disagrees with how the Debtors’ books and records address the claim shall not apply to the Davila Parties. See, e.g., Plan Article VIII (A).

j. For avoidance of doubt, Article XV (N) of the Plan specifying that New York law applies shall not apply to the Davila Parties, the Davila Claims, or the State Court Case.

k. These paragraphs (a-k) have been negotiated between the Debtors and the Davila Parties. The Davila Parties reserve the right to object to the Plan and/or any proposed order to confirm it, and/or to request revision of these paragraphs (a-k), based on any changes to the Plan, the terms of the Plan Supplement, or other parts of the proposed order to confirm the Plan, that were made known to the Davila Parties’ counsel in writing by the Debtors’ counsel after the time the negotiations between the Debtors’ counsel and the Davila Parties’ counsel concluded regarding these paragraphs (a-k).

l.    Paragraphs (a) – (k) hereof control over any inconsistent provision of the
Plan, this Confirmation Order, or any other document in the Debtors’ chapter 11 cases.

57. Resolution of Objections of Orlando Rey Mireles and Jose Reynaldo San Miguel Jr. Unless otherwise noted in the Plan, defined terms used in this paragraph have the meanings ascribed in the objection of Orlando Rey Mireles and Jose Reynaldo San Miguel, Jr.’s Notice of Adoption by Reference of Lee Parties’ Objection to Debtors’ Prepackaged Joint Plan of Reorganization [Docket No. 152] (the “Mireles/San Miguel Objection”). Notwithstanding Article VIII of the Plan or any other provision in the Plan that addresses claims estimation, the claims of Orlando Rey Mireles (“Mireles”) and Jose Reynaldo San Miguel, Jr. (“San Miguel”) are specifically excluded from estimation under Article VIII of the Plan or otherwise and neither the Debtors, the Reorganized Debtors nor any of their respective representatives, successors or assigns shall seek the estimation of any claims of Orlando Rey Mireles (“Mireles Claims”) and Jose Reynaldo San Miguel, Jr. (“San Miguel Claims”). For avoidance of doubt, the Mireles Claims and San Miguel Claims are Unimpaired pursuant to the Plan. Notwithstanding the Injunction set forth in Article XII.D. of the Plan (the "Injunction"), upon the Effective Date, neither such Injunction nor any other provision of the Plan or Confirmation Order that provides for any injunction shall be applicable to (i) Mireles; (ii) Mireles’ Claims; and/or (iii) any
pending action in the 79th Judicial District Court, Jim Wells County, Texas, with respect to Mireles Claims (the “Jim Wells County State Court Case”); (iv) San Miguel; (v) the San Miguel Claims; and/or (vi) any pending action in the 95th Judicial District Court, Dallas County, Texas, with respect to the San Miguel Claims or the investigation of potential claims (“Dallas County State Court Case”) or any other court wherein claims may be filed by San Miguel arising out of the San Miguel Claim. Upon the Effective Date, there shall be no stay or injunction arising out of the Debtors’ chapter 11 cases and/or the Plan that will stay or enjoin the Jim Wells County
State Court Case or the Dallas County State Court Case or any other court wherein claims may be filed by San Miguel arising out of the San Miguel Claims from proceeding to judgment upon the Effective Date of the Plan. Notwithstanding the procedures set forth in Article VIII of the Plan titled "Procedures for Resolving Contingent, Unliquidated and Disputed Claims," with regard to (i) Mireles, (ii) the Mireles Claims, (iii) the Jim Wells County State Court Case, (iv) San Miguel, (v) the San Miguel Claims, and/or (vi) the Dallas County State Court Case or any other court wherein claims may be filed by San Miguel arising out of the San Miguel Claims, nothing in the Plan or the Confirmation Order shall operate to impair, waive or estop Mireles or San Miguel from asserting that the Bankruptcy Court lacks jurisdiction over the Mireles Claims or San Miguel Claims or that the Bankruptcy Court is not authorized to enter final orders or judgment on the Mireles Claims or San Miguel Claims. Nothing in the Plan or Confirmation Order shall be construed to constitute consent by Mireles or San Miguel to the entry of final orders by the Bankruptcy Court on their claims. Upon entry of a final, non-appealable order adjudicating Mireles’ Claims and/or San Miguel’s Claims, any ordered dollar amount of such judgment including any and all damages awarded of any kind, interest and attorneys' fees in favor of Mireles and/or San Miguel shall constitute an Allowed Claim in the Debtors’ chapter 11 cases. The Debtors reserve any and all rights to contest the Mireles Claims, the San Miguel Claims, the Jim Wells County State Court Case, the Dallas County State Court Case, or any other court wherein claims may be filed by San Miguel arising out of the San Miguel Claim, including, without limitation, all rights to assert any counterclaims or other causes of action with respect to the foregoing under applicable law. Nothing in the Plan or Confirmation Order shall preclude or prejudice, either (i) Mireles and/or San Miguel from seeking and/or obtaining a judgment or recovery against the Debtors or the Reorganized Debtors and prosecuting the Jim Wells County State Court Case and/or the Dallas County State Court Case, or any other court wherein claims may be filed by San Miguel arising out of the San Miguel Claims, to final judgment; (ii) or the Debtors’ rights and defenses in connecting with the foregoing. Nothing in the Plan or Confirmation Order shall preclude or prejudice Mireles and/or San Miguel from pursuing recovery on or payment from the proceeds of any applicable insurance policy(ies), or impair the rights and applicable defenses of the issuers of such policies. Furthermore, for avoidance of doubt, nothing in the Plan or Confirmation Order shall constitute a discharge of any liability of Debtors to Mireles and/or San Miguel for any portion of Mireles’ Claims and/or San Miguel’s Claims not covered by applicable insurance policy(ies), if any. The Mireles/San Miguel Objection is deemed withdrawn. The foregoing language also resolves the relief requested in the Motion of Jose Reynaldo San Miguel Jr., for Relief from the Automatic Stay (the “Stay Relief Motion”). Upon the Effective Date, the Stay Relief Motion shall be deemed withdrawn.

58. Resolution of Objection of Gonzalez Parties. Unless otherwise noted in the Plan, defined terms used in this paragraph have the meanings ascribed in the Objection to Disclosure Statement and Joint Prepackaged Plan of Reorganization Filed by Francisco Javier Gonzalez, Individually and As Representative of Estate of Hortencia Monroy-Hernandez, Deceased, and As of Next Friend of KYG, a Minor, and Adan Monroy-Hernandez and Maria Felix Hernandez Ledezma [Docket No. 189-1] (the “Gonzalez Objection”) filed by Francisco Javier Gonzalez, Individually and As Representative of Estate of Hortencia Monroy-Hernandez, Deceased, and As of Next Friend of KYG, a Minor, and Adan Monroy-Hernandez and Maria Feliz Hernandez Ledezma (collectively, the “Gonzalez Parties”). Notwithstanding Article VIII of the Plan or any other provision in the Plan that addresses claims estimation, the Gonzalez Parties' claims are specifically excluded from estimation under Article VIII of the Plan or otherwise and neither the Debtors, the Reorganized Debtors nor any of their respective representatives, successors or assigns shall seek the estimation of any claims (the “Gonzalez
Parties’ Claims ”). Notwithstanding the Injunction set forth in Article XII.D. of the Plan (the “Injunction”), upon the Effective Date, neither such Injunction nor any other provision of the Plan or Confirmation Order that provides for any injunction shall be applicable to (i) the Gonzalez Parties, (ii) the Gonzalez Parties' Claims, and/or (iii) the State Court Litigation (as defined in the Gonzalez Objection). Upon the Effective Date, there shall be no stay or injunction arising out of the Debtors’ chapter 11 cases and/or the Plan that will stay or enjoin the State

Court Litigation from proceeding to a final judgment or settlement. The Gonzalez Parties shall be authorized to proceed with the State Court Litigation on the earlier of the Effective Date or the entry of an order modifying the automatic stay imposed pursuant to 11 U.S.C. §362 as to the Gonzalez Claimants. Notwithstanding the procedures set forth in Article VIII of the Plan titled “Procedures for Resolving Contingent, Unliquidated and Disputed Claims,” with regard to (i) the Gonzalez Parties, (ii) the Gonzalez Parties’ Claims, and/or (iii) the State Court Litigation, nothing in the Plan or the Confirmation Order shall operate to impair, waive or estop the Gonzalez Parties from asserting that the Bankruptcy Court lacks jurisdiction over the Gonzalez Parties' claims or that the Bankruptcy Court is not authorized to enter final orders or judgment on the Gonzalez Parties’ Claims. Nothing in the Plan or Confirmation Order shall be construed to constitute consent by the Gonzalez Parties to the entry of final orders by the Bankruptcy Court on the allowance of their claims. Upon entry of a final, non-appealable order adjudicating the Gonzalez Parties' Claims, any ordered dollar amount of such judgment including any and all damages awarded of any kind, interest and attorneys' fees in favor of the Gonzalez Parties shall constitute an Allowed Class 5 Claim in the Debtors’ chapter 11 cases. The Debtors reserve any and all rights to contest the Gonzalez Parties’ Claims in the State Court Litigation including, without limitation, to assert any counterclaims or other causes of action against the Gonzalez Parties under applicable law. Nothing in the Plan or Confirmation Order shall preclude or prejudice, either (i) the Gonzalez Parties from seeking and/or obtaining a judgment or recovery against the Debtors or the Reorganized Debtors and prosecuting the State Court Litigation to final judgment; (ii) or the Debtors’ rights and defenses in connection with the foregoing. Nothing in the Plan or Confirmation Order shall preclude or prejudice the Gonzalez Parties from pursuing recovery on or payment from the proceeds of any applicable insurance policy(ies), or impair the rights and applicable defenses of the issuers of such policies. For avoidance of doubt, nothing in the Plan, the Confirmation Order, or any document related to the foregoing shall act to discharge, waive, or otherwise modify the Gonzales Claims. The Gonzales Parties, the Debtors and Reorganized Debtors reserve any all of their respective rights, defenses and claims with respect to the Gonzalez Claims. The Gonzalez Objection is deemed withdrawn.

59. Resolution of McChristian Objections. Unless otherwise noted in the Plan, capitalized terms used in this paragraph have the meanings used in the Davis McChristian, Elmer McChristian, and Taylor Whitaker’s Objection to Debtors’ Pre-Packaged Joint Plan of Reorganization [Docket No. 153-1]; Davis McChristian, Elmer McChristian, and Taylor Whitaker’s Objection to Debtors’ Notice of (I) Rejection of Contracts And Leases, and (II) Deadline to Object Thereto [Docket No. 154]; and Davis McChristian, Elmer McChristian, and Taylor Whitaker’s Objection to Debtors’ Pre-Packaged Joint Plan of Reorganization [Docket No. 155] (collectively, the “McChristian Objections”). Nothing in the Plan or the Confirmation Order shall operate to impair either the claims of the Lessors against any of the Debtors or any non-debtor party or the Debtors’ or any non-debtor party’s applicable defenses to such claims. For avoidance of doubt, Alice Environmental Services LP is not a Debtor in these chapter 11 cases. Any of Lessors’ claims against any of the Debtors survive the bankruptcy case as if the case had not been commenced and be determined in accordance with applicable law. Without limiting the foregoing, for the avoidance of doubt, the Lessors shall not be required to file any claims in the Debtors’ bankruptcy cases in order to be paid on account of any claim, liability or cause of action.

60. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these chapter 11 cases, including the matters set forth in Article XIV of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of either the Regions Letter of Credit Agreement or the Exit Facility or the documents executed in connection therewith or any liens, rights, or remedies related thereto except to the extent that this Confirmation Order has been vacated or reversed, but instead, such enforcement shall be governed as set forth in the Regions Letter of Credit Agreement and the Exit Facility Documents, respectively.

SIGNED: March 29, 2017.

/s/ David R. Jones
DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

IN THE UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF TEXAS CORPUS CHRISTI DIVISION

In re:

FORBES ENERGY SERVICES LTD., et al.,3

Debtors.

§    Chapter 11
§
§    Case No. 17-20023 (DRJ)
§
§    Jointly Administered
§
§    Re: Docket No.

NOTICE OF (I) ENTRY OF ORDER APPROVING DISCLOSURE STATEMENT
FOR, AND CONFIRMING, THE DEBTORS’ PREPACKAGED JOINT
PLAN OF REORGANIZATION AND (II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on March [_], 2017, the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas
(the “Bankruptcy Court”), entered the Order Approving the Debtors ’ Disclosure Statement for, and

Confirming, the Debtors’ Prepackaged Joint Plan of Reorganization [Docket No. ___ ] (the “Confirmation Order”) confirming the Plan4 [Docket No. 9] and approving the Disclosure Statement [Docket No. 8] of the above-captioned debtors (the “Debtors”).

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on
    , 2017.

PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Kurtzman Carson Consultants LLC, the voting agent retained by the Debtors in these chapter
11 cases, by: (i) accessing the Debtors’ restructuring website at http://www.kcclcc.net/forbes; (ii) calling the voting agent at (877) 634-7165 (toll free) or (424) 236-7221 (international); or (iii) email ForbesEnergyInfo@kccllc.com. Parties may also obtain any documents filed in the chapter 11 cases for a fee via PACER at https://ecf.txs.uscourts.gov/.

3 The Debtors, together with the last four digits of each Debtor’s tax identification number, are: Forbes Energy Services Ltd. (1100); Forbes Energy Services LLC (6176); C.C. Forbes, LLC (5695); TX Energy Services, LLC (5843); and Forbes Energy International, LLC (6617). The location of the Debtors’ headquarters and service address is 3000 South Business Highway 281, Alice, TX 78332.
4 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Debtors’ Prepackaged Joint Plan of Reorganization [Docket No. 9] (as modified, amended, and including all supplements, the “Plan”).

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Articles X, XI and XII of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, and any Holder of a Claim or Equity Interest and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

PLEASE TAKE FURTHER NOTICE that any Holder of Senior Unsecured Notes Claims receiving New Common Stock of Reorganized Parent in connection with the Plan who wishes to execute the Registration Rights Agreement and enjoy the benefits of the rights and protections included therein, please contact R. Clyde Parker, Jr. or Gabriel Gutierrez of Winstead PC at (281) 681-5900.

Dated: ________, 2017    SNOW SPENCE GREEN LLP
Phil Snow (TX Bar No. 18812600) Kenneth Green (TX Bar No. 24036677)
2929 Allen Parkway, Ste. 2800
Houston, TX 77019
Telephone: 713/335-4800
Facsimile: 713/335-4902
Email: philsnow@snowspencelaw.com kgreen@snowspencelaw.com

-and-

PACHULSKI STANG ZIEHL & JONES LLP Richard M. Pachulski (CA Bar No. 90073)
Ira D. Kharasch (CA Bar No. 109084) Maxim B. Litvak (TX Bar No. 24002482)
10100 Santa Monica Blvd., 13th Floor
Los Angeles, CA 90067
Telephone: 310/277-6910
Facsimile: 310/201-0760
E-mail: rpachulski@pszjlaw.com ikharasch@pszjlaw.com
mlitvak@pszjlaw.com

Counsel for the Debtors